Exhibit 99.1

Nkarta to Host Conference Call to Discuss Updated Clinical Data from NKX019

NK Cell Therapy Program

Call scheduled for Monday, December 5, 2022 at 8:00 a.m. ET

SOUTH SAN FRANCISCO, Calif., Dec. 2, 2022 -- Nkarta, Inc. (Nasdaq: NKTX), a biopharmaceutical company developing engineered natural killer (NK) cell therapies to treat cancer, today announced that it will host a conference call on Monday, December 5, 2022 at 8:00 a.m. ET to review updated clinical data from the ongoing clinical trial of NKX019, its CD19-directed CAR NK cell therapy candidate.

Conference Call and Webcast

To access the conference call, please register through this link:
https://nkarta-nkx019-clinical-update-conference-call.open-exchange.net/registration

Accompanying slides will be available on the Investors section of Nkarta’s website, www.nkartatx.com, and a replay will be archived on the website for approximately four weeks.

About NKX019
NKX019, a wholly owned program of Nkarta, is an investigational healthy donor-derived CAR-NK cell therapy targeting CD19. NKX019 is being investigated in an ongoing Phase 1 single-arm, open label, multi-center, international clinical trial that is designed to assess the safety and anti-tumor activity of NKX019 as a multi-dose, multi-cycle monotherapy and combination therapy in patients with relapsed/refractory B cell malignancies.

About Nkarta

Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic, off-the-shelf natural killer (NK) cell therapies for cancer patients. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies and CRISPR-based genome engineering capabilities, Nkarta is building a pipeline of future cell therapies engineered for deep anti-tumor activity and intended for broad access in the outpatient treatment setting. For more information, please visit the company’s website at www.nkartatx.com.

Nkarta Media/Investor Contact:

Greg Mann

Nkarta, Inc.

gmann@nkartatx.com